EXHIBIT 99.1


              eGames Announces Fiscal Year 2005 Financial Results


Langhorne, Pa., - August 18, 2005 (PRIMEZONE) - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), affordably priced consumer entertainment PC software games, today announced financial results for its fiscal fourth quarter and year ended June 30, 2005.

Year ended June 30, 2005:
-------------------------
Net sales decreased by $2,694,000, or 34%, to $5,344,000 for the year ended June 30, 2005, compared to $8,038,000 for fiscal year 2004. Net loss was ($155,000), or ($0.01) per diluted share, for the year ended June 30, 2005, compared to net income of $1,740,000, or $0.16 per diluted share, for the prior fiscal year.

Quarter ended June 30, 2005:
----------------------------
Net sales decreased by $923,000, or 54%, to $794,000 for the quarter ended June 30, 2005, compared to $1,717,000 for the same quarter a year earlier. Net loss was ($312,000), or ($0.03) per diluted share, for the quarter ended June 30, 2005, compared to net income of $262,000, or $0.02 per diluted share, for the same quarter a year earlier.

Fiscal Year 2005 - Summary:
---------------------------
The $2.7 million decrease in net sales for the year ended June 30, 2005 was driven by a $3.1 million decrease in net sales to Atari (the Company's primary software distributor within the United States) that resulted from the combination of a reduction in the overall retail shelf space allotted to PC software games at the $9.99 retail price point, and a decrease in product sell-through rates of the Company's titles to consumers at retail stores. The current year's decline in consumer demand for the Company's titles was due in part to an increase in competitors' previously higher-priced titles transitioning down to the $9.99 retail price category more quickly than in the past, along with a greater number of competitive titles within the Company's core gaming genres. The decrease in net sales to software distributors was partially offset by increases of $188,000 in licensing revenues, $62,000 in net sales direct to retailers, and $39,000 in Internet related sales.

For the year ended June 30, 2005, the Company recognized a net loss of ($155,000) compared to the year ago period in which the Company earned net income of $1,740,000. This $1,895,000 decrease in profitability for the year ended June 30, 2005 compared to the year ago period was primarily a result of a $1,865,000 decline in gross profit and a $126,000 increase in operating expenses traceable to increased legal fees incurred in enforcing the Company's intellectual property rights, which were partially offset by a $90,000 decrease in the Company's income tax provision due to the reduction in taxable income.

The $1,865,000 decline in gross profit resulted from a $2.7 million decrease in net sales, combined with a 5.3% reduction in gross profit margin which resulted from cost increases, as a percentage of net sales, of:

    o 3.0% in royalty expense due to accelerated expensing of royalty payments because of shorter life-cycles for various titles that did not achieve anticipated consumer demand, combined with the impact from product mix changes;

    o 1.6% in freight expense traceable to increased product shipments of smaller deliveries that incurred fixed minimum fees allocated to fewer units per order, combined with a decreased proportion of product deliveries to Atari that are more cost effective per unit due to shorter shipping distances and greater quantities per shipment; and

    o 0.7% in other cost of sales mostly due to higher reclamation fees from increased processing of product returns.

The following tables represent the Company's net sales by distribution channel for the quarters and years ended June 30, 2005 and 2004, respectively:


                                          Net Sales by Distribution Channel
                                          (rounded to the nearest thousand)

                                                   Quarters Ended
                                                      June 30,
                           ---------------------------------------------------------------
                                                                        Increase      %
Distribution Channel           2005     %          2004       %        (Decrease)   Change
------------------------------------------------------------------------------------------
Software Distributors      $ 259,000   33%     $ 1,354,000   79%     ($ 1,095,000)    (81%)
Software Retailers           283,000   36%         130,000    8%          153,000     118%
Licensing                    152,000   19%          95,000    5%           57,000      60%
Internet                      81,000   10%          66,000    4%           15,000      23%
Inventory Liquidators         19,000    2%          55,000    3%          (36,000)    (65%)
Other                          - 0 -    0%          17,000    1%          (17,000)     N/M
------------------------------------------------------------------------------------------
Totals                     $ 794,000  100%     $ 1,717,000  100%     ($   923,000)    (54%)
                           =========  ====     ===========  ====     =============     ===


                                                    Years Ended
                                                      June 30,
                         -----------------------------------------------------------------
                                                                        Increase      %
Distribution Channel         2005       %          2004       %        (Decrease)   Change
------------------------------------------------------------------------------------------
Software Distributors    $ 3,527,000   66%     $ 6,522,000   81%     ($ 2,995,000)    (46%)
Software Retailers           722,000   13%         660,000    8%           62,000       9%
Licensing                    575,000   11%         387,000    5%          188,000      49%
Internet                     323,000    6%         284,000    4%           39,000      14%
Inventory Liquidators        197,000    4%         166,000    2%           31,000      19%
Other                          - 0 -    0%          19,000    0%          (19,000)     N/M
------------------------------------------------------------------------------------------
Totals                   $ 5,344,000  100%     $ 8,038,000  100%     ($ 2,694,000)    (34%)
                         ===========  ====     ===========  ====     =============     ===

No Cash Dividend This Quarter
-----------------------------
The Company also announced today that its Board of Directors has determined that the Company will not pay a cash dividend to shareholders of its common stock this quarter. It is the Company's intention to continue to evaluate the feasibility of paying a quarterly cash dividend to shareholders of its common stock in future periods. However, the payment of any future cash dividends depends entirely upon the discretion of the Company's Board of Directors.

Comments:
---------
"Fiscal 2005 reflected a year when the per store retail shelf space displaying $9.99 retail priced PC software games decreased, while at the same time, the amount of competitive titles vying for those reduced retail shelf positions increased. We believe that the combination of these factors had a negative impact on consumer demand for our titles and accordingly on our net sales compared to the year ago period. In particular during fiscal 2005, a number of our core game genres have become increasingly crowded with competitors' titles. Additionally, our net sales were negatively impacted by an increase in the amount of competitors' previously higher-priced titles with very recognizable brands defaulting down to the $9.99 retail price, much more quickly than in the past," said Jerry Klein, President and Chief Executive Officer.

Mr. Klein continued, "although we fell far short of achieving our desired financial results in fiscal 2005, we were able to generate $670,000 in positive cash flow for the year. As we begin fiscal 2006, we believe our business model is still viable and we continue to seek innovative and profitable ways to grow our business and expand our share of the North American retail market for affordably priced PC software games.

In fiscal 2005 we initiated a cash dividend program that we hoped would ultimately increase the value of the Company's shares. Unfortunately, the commencement of the cash dividend program coincided with the difficult market conditions we have discussed throughout this fiscal year and as a result the cash dividends have not achieved the desired goal. It is appropriate that we suspend any cash dividend payments at this time as we seek and evaluate other alternatives for building shareholder value while we focus on executing our plans to achieve and maintain profitability and positive cash flows."

                                  eGames, Inc.
                                 Balance Sheets
                                    (Audited)



                                                        As of          As of
                                                       June 30,       June 30,
                                                     -----------    -----------
ASSETS                                                   2005           2004
------                                               -----------    -----------
  Current assets:
   Cash and cash equivalents                         $ 2,412,162    $ 1,742,224
   Accounts receivable, net                              269,168      1,533,859
   Inventory, net                                        893,766        814,286
   Prepaid and other expenses                            313,684        440,131
                                                     -----------    -----------
       Total current assets                            3,888,780      4,530,500

Furniture and equipment, net                              49,881         74,859
Intangible assets                                         24,089         24,089
                                                     -----------    -----------
       Total assets                                  $ 3,962,750    $ 4,629,448
                                                     ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Accounts payable                                  $   156,592    $   441,016
   Accrued expenses                                      409,640        616,794
                                                     -----------    -----------
       Total current liabilities                         566,232      1,057,810
                                                     -----------    -----------


Stockholders' equity:
   Common stock                                        9,179,827      9,179,827
   Additional paid-in capital                          1,636,144      1,329,164
   Accumulated deficit                                (6,918,036)    (6,435,936)
   Treasury stock                                       (501,417)      (501,417)
                                                     -----------    -----------
       Total stockholders' equity                      3,396,518      3,571,638
                                                     -----------    -----------
       Total liabilities and stockholders' equity    $ 3,962,750    $ 4,629,448
                                                     ===========    ===========
                                           eGames, Inc.
                                     Statements of Operations

                                                  (Unaudited)                   (Audited)
                                                 Quarters Ended                Years Ended
                                                    June 30,                     June 30,
                                            ------------------------    --------------------------

                                               2005          2004           2005           2004
                                            ----------   -----------    -----------    -----------
Net sales                                   $  793,899   $ 1,717,277    $ 5,343,981    $ 8,038,169

Cost of sales                                  426,713       727,075      2,483,220      3,312,120
                                            ----------   -----------    -----------    -----------

Gross profit                                   367,186       990,202      2,860,761      4,726,049

Operating expenses:
    Product development                         93,115       123,851        538,002        510,282
    Selling, general and administrative        612,723       593,300      2,492,357      2,393,571
                                            ----------   -----------    -----------    -----------

        Total operating expenses               705,838       717,151      3,030,359      2,903,853
                                            ----------   -----------    -----------    -----------

Operating income (loss)                       (338,652)      273,051       (169,598)     1,822,196

Interest income, net                             2,297         1,383          7,130            296
                                            ----------   -----------    -----------    -----------

Income (loss) before income taxes             (336,355)      274,434       (162,468)     1,822,492

Provision (benefit) for income taxes           (24,355)       12,358         (7,571)        82,692
                                            ----------   -----------    ------------   -----------

Net income (loss)                          ($  312,000)  $   262,076   ($   154,897)   $ 1,739,800
                                            ----------   ===========    ============   ===========


Net income (loss) per common
share:
       - Basic                             ($     0.03)  $      0.03   ($      0.01)   $      0.17
                                            ==========   ===========    ===========    ===========
       - Diluted                           ($     0.03)  $      0.02   ($      0.01)   $      0.16
                                            ==========   ===========    ===========    ===========


Weighted average common shares
    outstanding - Basic                     10,906,754    10,018,417     10,445,216      9,996,607

Dilutive effect of common share
    equivalents                                  - 0 -     1,480,534          - 0 -      1,068,884
                                            ----------   -----------    -----------    -----------

Weighted average common shares
    outstanding - Diluted                   10,906,754    11,498,951     10,445,216     11,065,491
                                            ==========    ==========     ==========     ==========


About eGames, Inc.
------------------
eGames, Inc., headquartered in Langhorne, PA, publishes and markets a diversified line of Family Friendly(TM), affordably priced consumer entertainment PC software games. The Company promotes the eGames(TM) brand in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. Additional information regarding eGames, Inc. can be found at www.egames.com. eGames -- Where the "e" is for Everybody!(R)

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: the Company's intention to continue to evaluate the feasibility of paying a quarterly cash dividend to shareholders of its common stock in future periods; the Company's intention to continue to seek innovative and profitable ways to grow its business and expand its share of the North American retail market for affordably priced PC software games; the Company's intention to evaluate alternatives for building shareholder value while focusing on achieving and maintaining profitability and positive cash flows; and other statements that contain the words "believes" ,"expects", "may", "should" or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, those discussed under the heading "Factors Affecting Future Performance" in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 and Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, both filed with the Securities and Exchange Commission.

Contact:
--------
         eGames, Inc.
         Jerry Klein, President & CEO
         (215) 750-6606 (Ext. 118)
         Tom Murphy, Vice President & CFO
         (215) 750-6606 (Ext. 113)